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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Teradyne, Inc. on Form S-8 (File Nos. 33-55123; 33-25868; 33-16077; 33-42352; and 33-38251) and Form S-3 (File No. 33-44347) of our
report dated January 20, 1995, on our audits of the consolidated financial statements of Teradyne, Inc. and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 23, 1995

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